Sun Life Solutions
Variable annuity application

Sun Life Solutions
Variable annuities issued by Sun Life Insurance
and Annuity Company of New York

Submitting the application and any accompanying paperwork

Make check payable to:
Sun Life Insurance and Annuity Company of New York Be sure check meets minimum purchase requirement.

Mail check and application to:
Sun Life Insurance and Annuity Company of New York
Annuity Service Center
112 Worcester Street
Wellesley Hills, MA 02481

For transfers and 1035 exchanges, Sun Life Insurance and Annuity Company of New York will:
•send an acceptance letter to notify the existing company of the transfer, forwarding all necessary documents, and

• hold the original application until receiving the funds. If the transfer has not occurred within 10 business days, Sun Life Insurance and Annuity Company of New York will send a follow-up letter to the existing company. Follow-up letters will be sent every 20 days for 2 months, if necessary.

Remember to:
Keep a copy of all documents.

Questions?
Please call Sun Life Insurance and Annuity Company of New York at 800-752-7216 or the Sales Desk at 866-637-5348, Option 2.

Instructions for the registered representative

To avoid delays in the processing of your application, please use the following checklist:

Application
•  Must be signed by all owners.
•  Pay close attention to Sections 1, 2, 4, 5, 7, 9, 11, and 12, which must be completed.
•  Please ensure that your answers in Section 9 are consistent with those in Section 12.
•  If you do not indicate an Annuity Income Date in Section 10, the latest possible Annuity Income Date, which is the first day of the month following the Annuitant’s 95th birthday, will automatically apply.
•  Be sure check meets the minimum payment requirement (refer to Section 5).

Customizing your annuity form
•  Must be signed by all owners.
•  Pay close attention to Sections 1, 3, 6, and 7, which must be completed.
•  Allocations selected in Section 3 must equal 100%.
•  If choosing the Sun Income Vision living benefit, or the Return of Purchase Payment or Highest Anniversary Value death benefits, please adhere to the allocation limits in Build Your Own Portfolio.
•  If choosing no living benefit and the Contract Value death benefit, you do not have to adhere to the allocation limits in Build Your Own Portfolio.

Replacement form
Please refer to Section 9 (“Contract Replacements”) of the application.
•  You must submit a completed Definition of Replacement Form with all applications.
•  You may need to submit New York Regulation 60 forms.

Transfer form
•  If the owner is transferring funds from another company to purchase this annuity, please complete the Qualified Transfer/1035 Exchange Form.
The contract owner(s) and annuitant(s) on the existing contract must be identical to the owner(s)/annuitant(s) on the Sun Life Financial contract in order to complete a policy transfer/1035 exchange.

Additional forms for unique circumstances
Forms can be found at www.sunlifesales.com.
•  Certain account registrations and specific circumstances may require additional forms. Please turn to the next page to determine if additional forms may be required from your client.

Make check payable to
•  Sun Life Insurance and Annuity Company of New York.
•  Please ensure that the owner’s name is referenced on the check.

Mail application and forms, together with the check or Qualified Transfer/1035 Exchange Form, to
Sun Life Insurance and Annuity Company of New YorkAnnuity Service Center112 Worcester StreetWellesley Hills, MA 02481

Keep a copy of the documents for your files.

Questions?
For help completing this application, call the Sales Desk at 866-637-5348, Option 2.
Your status
To verify your appointment status, call:
•  the Sales Desk at 866-637-5348,

•  your firm’s home office, or

•  the Sun Life Insurance and Annuity Company of New York licensing and appointment area at 800-752-7217.

Requirements for additional forms

All forms can be found at www.sunlifesales.com.
If the owner is a trust
Trustee Certification/Affadavit
Trustee(s) must date and sign all Sun Life Financial documents, noting capacity as “trustee” after signature.
If the owner is an estate, conservator, guardianship, partnership, tax-exempt organization, or other non-incorporated entity
Non-Natural Owner Acknowledgement form
Person signing on behalf of owner must date and sign all documents, noting capacity/title after signature.
If the owner has a power of attorney acting on his or her behalf
Power of Attorney documentation
Affidavit for Power of Attorney form (required only if power of attorney documentation has not been signed within the past 90 days)
Power of Attorney must date and sign all documents, noting capacity as “POA” following signature. Affidavit must be notarized and original; no faxes or copies.
If the owner is a qualified retirement plan
Plan document
If the owner is a corporation
Corporate Resolution
Copy of company corporate resolution, identifying who has authority to sign on behalf of the corporation.
Additional state forms
If the owner resides in a state that is different from the state where the application was signed
Non-Resident Information form
Both states must have approved the product.

[Sun Life Solutions]
Individual Variable Annuity Application

Sun Life Insurance and Annuity Company of New York [Annuity Service Center, 112 Worcester Street, Wellesley Hills, MA 02481 • 800-752-7216]

1 | Withdrawal Charge Period

This section must be completed. If this section is left blank the default withdrawal charge will be [9-year.]	Please select one:
[ 9-year 7-year 5-year]

2 | Owner Information

Owner
This section must be completed.	First Name	Middle Initial	Last Name
or
Non-natural owner (if applicable)

Social Security number/TIN	Date of birth (mm/dd/yyyy)	Male Female
Address 1 (number, street, apartment or suite)
Address 2
Mailing Address (if different)
City	State	Zip
E-mail	Phone

Co-Owner (if any)
If you’re applying for a Living Benefit with joint life coverage, the co-owner, if any, must be your spouse.	First Name	Middle Initial	Last Name
	Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Address (number, street, apartment or suite)
	City		State	Zip
	Relationship to owner		Phone

3 | Annuitant Information

Annuitant (if different from owner)
If this section is left blank, the owner, if a natural owner, will be named the annuitant, and the co-owner, if any, will be named the co-annuitant.	First Name	Middle Initial	Last Name
	Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Address (number, street, apartment or suite)
	City		State	Zip

Co-Annuitant (if different from co-owner)
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Address (number, street, apartment or suite)
City		State	Zip

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4  Plan Selection
Please select one:
This section must be completed.	Non-qualified
IRA	Roth IRA	SEP IRA
Other qualified plan (please specify)
Trustee

5 | Initial payment information
Payment type:
This section must be completed. Your initial payment must be a minimum of $10,000, for nonqualified plans, and $5,000 for qualified plans.	Check	$	Make payable to Sun Life Insurance and Annuity Company of New York and include the owner’s name on the check.
	Wire	$
	Transfer/Exchange	$

6 | Living Benefit
A living benefit can be chosen only at the time of application, is available for an additional cost, may be subject to age availability, and may be subject to investment restrictions.

Living Benefit:
If you do not select single or joint life coverage, the default will be single.	[ Sun Income VisionSM (SIV) Single Life Joint life]

7 | Death Benefits
Death benefits can be chosen only at the time of application, may be available for an additional cost, may be subject to age availability, and may be subject to investment restrictions.

Death Benefits: (Please select one):
This section must be completed.	[ Contract Value—If you’ve selected no living benefit you do not need to adhere to the investment restrictions in Section 4, Part III. Return of Purchase Payment (ROP) Highest Anniversary Value (HAV)]

8 | Beneficiary Information
If you name primary beneficiaries, the total must add up to 100%. If you name contingent beneficiaries, the total must add up to 100%. If you do not elect a percentage the 100% will be divided equally among the specified beneficiaries for both primary and contingent beneficiaries.

Primary beneficiary Contingent beneficiary
If you selected a Living Benefit with joint life coverage, the sole primary beneficiary must be your spouse. If the owner is a custodian, and you selected joint life, the sole contingent beneficiary must be your spouse.
First Name	Middle Initial	Last Name
Social Security number	Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner	%
Primary beneficiary Contingent beneficiary
First Name	Middle Initial	Last Name
Social Security number	Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner	%

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[Sun Life Solutions Individual Variable Annuity Application]

8 | Beneficiary Information (continued)

Primary beneficiary Contingent beneficiary
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner			%
Primary beneficiary Contingent beneficiary
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner			%

If you have additional primary beneficiaries, please list them on a separate sheet of paper. Please provide the information above and make sure to date and sign.

9 | Contract Replacements

This section must be completed.
Will the proposed contract replace an existing life insurance policy or annuity contract?
Yes—The Regulation 60 process has been completed.
No, this is not a replacement—A completed Definition of Replacement form must accompany the application.

10 | Notes

Please do not include any exchange or transfer information here, as it will not be processed. Include annuity income date here.

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11 | Customer Acceptance

This section must be completed.
Important information about procedures for applying for a contract
[Customer identification notice: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who makes an application. This means we will ask for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.
I have read the above customer identification notice. I understand that the identity information being provided by me is required by federal law to be collected in order to verify my identity and I authorize its use for this purpose.]
•  I acknowledge that the statements and my answers in the application are the basis for any contract issued by the company and that no information about me will be considered to have been given to Sun Life Insurance and Annuity Company of New York unless it is stated in the application.
•  I acknowledge that a sales representative does not have Sun Life Insurance and Annuity Company of New York’s authorization to accept risk, pass on insurability, or make, void, waive, or change any conditions or provisions of the application, contract or receipt, as applicable.
•  I acknowledge that Sun Life Insurance and Annuity Company of New York will have no liability until a contract is issued on this application and delivered to and accepted by the owner and the first premium due is paid in full while each proposed owner and annuitant is alive.
•  I acknowledge receipt of current product prospectus.
All payments and values provided by the Contract that are based on the variable account assets are not guaranteed and will decrease or increase with investment experience.
I hereby represent that my answers to the questions on this application are true and complete to the best of my knowledge and belief.
Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72 (s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

Sign here	Signature of owner
Signed at (city/state)	Date signed (mm/dd/yyyy)
Sign here	Signature of co-owner
Signed at (city/state)	Date signed (mm/dd/yyyy)

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[Sun Life Solutions Individual Variable Annuity Application]

12 | Registered Representative Information

Broker/dealer information (please print)

This section must be completed.	Broker/dealer name	Broker/dealer account number
	Branch office address	Phone
	City	State	Zip
Producer Team Name	Team ID

Representative information (please print)
Allocations must be whole numbers and total 100%.

Primary representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Total 100%

Commission option (please select one):

[ Option A	Option B	Option C]

Contract replacements
To your knowledge is there, or may there be, a replacement involved in the purchase of this contract?

Yes— Please ensure the Regulation 60 process has been completed. For more information, please refer to the NY Regulation 60 Paperwork & Transfer Forms booklet on our website at [www.sunlifesales.com].

No, this is not a replacement—A completed Definition of Replacement form must accompany the application.

[Anti-money laundering customer identify information
I have reviewed the owner’s identity document presented and recorded the following information from it:

Applicant name		Date of Birth (mm/dd/yyyy)
Address (number. street, apartment or suite)
City	State	Zip
Type of ID document—Individual	ID number	Expiration date (mm/dd/yyyy)
Type of ID document—Corporate or other non-natural person (a government issued document showing the existence of the entity, e.g. a certificate of good standing or equivalent)
Date of incorporation or trust	Issue date of ID document	State of issue

I certify that I have completed all applicable mandatory state annuity training courses prior to soliciting this application. I have also completed the annuity product training provided by Sun Life for this product, and remain duly licensed to sell annuity contracts.

Sign here	Primary representative signature

]

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[Sun Life Solutions Individual Variable Annuity]
Customizing your annuity

To be completed with all applications	Sun Life Insurance and Annuity Company of New York [Annuity Service Center, 112 Worcester StreetWellesley Hills, MA 02481 • 800-752-7216]

1 | Owner information

Information about the Owner
This section must be completed.	Owner name
Social Security number

2 | Dollar Cost Averaging (DCA) Program
With our Dollar Cost Averaging Program, you have the option to allocate all or a portion of your initial payment to be automatically invested at regular intervals in the Investment Options you select in Section 4.

Please designate the percentage of your initial payment, if any, that you would like invested using our Dollar Cost Averaging Program. If a DCA frequency is selected below and the DCA percentage is left blank we will default to 100%.

Percentage DCA	DCA Frequency
%	[ 6 month—6 monthly payments
(up to 100% is allowed)	12 month—12 monthly payments
12 month—4 quarterly payments]

All future payments and transfer amounts will be allocated into the DCA Program option using the percentage indicated above unless otherwise indicated at time of payment.

3 | Investment Options

This section must be completed.
All future payments will be allocated to the portfolio selection you choose here unless you have selected our DCA Program or you instruct us otherwise.
You have three choices for investing into your annuity. You can either invest your entire payment in the [100% Allocation Option], or in the [Asset Allocation Program] or you can [build your own portfolio] and allocate your payment to different investment options that you select.
I. [100% Allocation Option]
If you would like to invest in the [100% Allocation Option], select from the investment options below. You must allocate a whole percentage for each investment option you select. The total must equal 100%.

Allocation	Investment option
%	[AllianceBernstein Dynamic Asset Allocation Portfolio (AAA BS)
%	MFS® Global Tactical Allocation Portfolio (GT2 14)
%	PIMCO Global Multi-Asset Portfolio (6TT 7J)
%	SCSM Ibbotson Balanced Fund (7XX 3G)
%	SCSM Ibbotson Conservative Fund (6XX 3F)]
%	Total (must equal 100%)

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3 | Investment Options (continued)

II. [Asset Allocation Program
Blended Model]

Check the box above if you would like to select the [Blended Model.] 100% of your payment will be allocated to this option

Do not complete this option if you chose the [100% Allocation Option] or the [Asset Allocation Program.]
III. [Build your own portfolio]
Create your portfolio by selecting investment options from the categories below [(you can select a maximum of [18] investment options).] You must allocate a whole percentage for each investment option you select. The grand total for all your allocations must add up to 100%.
•  If you selected the [Sun Income Vision] living benefit, or [Return of Purchase Payment] or [Highest Anniversary Value] death benefits please adhere to the allocation limits in [Build your own portfolio.]
•  If you selected no living benefit and the [Contract Value] death benefit you do not have to adhere to the allocation limits in Build your own portfolio.

[Fixed Income] [(30%–100%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [30% and 100%.]	Allocation	Investment option
	%	[MFS® Bond Portfolio (MF7 27)
	%	MFS® Government Securities Portfolio (MFK 77)
	%	SCSM BlackRock Inflation Protected Bond Fund (5XX 3E)
	%	SCSM Goldman Sachs Short Duration Fund (S15 Y5)
	%	SCSM PIMCO Total Return Fund (4XX 3D)
	%	Sun Capital Investment Grade Bond Fund® (IGB E5)
	%	Sun Capital Money Market Fund® (CMM F7)
	%	Wells Fargo Advantage VT Total Return Bond Fund (AAL CA)]
	%	[Total (30%–100%)]

[Asset Allocation or Balanced] [ (0%–70%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 70%.]	Allocation	Investment option
	%	[AllianceBernstein Balanced Wealth Strategy Portfolio (AVB 1A)
	%	BlackRock Global Allocation V.I. Fund (9XX 3I)
	%	Fidelity® VIP Balanced Portfolio (FVB M7)
	%	Fidelity® VIP Freedom 2015 Portfolio (F15 H6)
	%	Fidelity® VIP Freedom 2020 Portfolio (F20 H7)
%		Franklin Income Securities Fund (ISC K1)
%		Invesco Van Kampen V.I. Equity and Income Fund (VKU 5A)
%		MFS® Total Return Portfolio (MFJ 06)
%		SCSM Ibbotson Growth Fund (8XX 3H)]
%		[Total (0%–70%)]

[Specialty] [(0%–10%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 10%.]	Allocation	Investment option
	%	[Franklin Strategic Income Securities Fund (SIC K2)
	%	Lazard Retirement Emerging Markets Equity Portfolio (LRE 9A)
	%	MFS® Emerging Markets Portfolio (EM1 21)
	%	PIMCO CommodityRealReturn™ Strategy Portfolio (PCR H2)
	%	PIMCO Emerging Markets Bond Portfolio (PMB C6)
	%	SCSM PIMCO High Yield Fund (SI4 Y4)
	%	Sun Capital Global Real Estate Fund (SRE E4)]
	%	[Total (0%–10%)]

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[Sun Life Solutions Individual Variable Annuity] Customizing your annuity	To be completed with all applications

3 | Investment Options (continued)

[Core Equity] [(0%–70%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 70%.]	Allocation	Investment option
	%	[Invesco Van Kampen V.I. Comstock Fund (VLC K3)
	%	Lord Abbett Series Fund Fundamental Equity Portfolio (LAV E3)
	%	MFS® Core Equity Portfolio (RG1 25)
	%	MFS® Utilities Portfolio (MFE 73)
	%	MFS® Value Portfolio (MV1 29)
	%	Mutual Shares Securities Fund (FMS A4)
	%	SCSM BlackRock Large Cap Index Fund (SSA E6)
	%	SCSM Davis Venture Value Fund (SVV K4)
	%	SCSM Goldman Sachs Mid Cap Value Fund (S13 Y3)
	%	SCSM Lord Abbett Growth and Income Fund (S12 Y2)]
	%	[Total (0%–70%)]

[Growth Equity] [(0%–70%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 70%.]	Allocation	Investment option
	%	[AllianceBernstein International Growth Fund (AN4 16)
	%	Columbia Variable Portfolio—Marsico 21st Century Fund (MCC N1)
	%	Columbia Variable Portfolio—Marsico Growth Fund (CMG N2)
	%	Columbia Variable Portfolio—Marsico International Opportunities Fund (NMI F3)
	%	Fidelity® VIP Contrafund® Portfolio (FL1 34)
	%	Fidelity® VIP Mid Cap Portfolio (FVM M6)
	%	First Eagle Overseas Variable Fund (SG1 C7)
	%	Franklin Small Cap Value Securities Fund (FVS A5)
	%	Invesco Van Kampen V.I. Mid Cap Value Fund (VKC 7A)
	%	Lord Abbett Series Fund Growth Opportunities Portfolio (LA9 B2)
	%	MFS® International Growth Portfolio (IG1 19)
	%	MFS® International Value Portfolio (MI1 09)
	%	MFS® Research International Portfolio (RI1 35)
	%	Morgan Stanley UIF Mid Cap Growth Portfolio (VKM 6A)
	%	Oppenheimer Capital Appreciation Fund/VA (OCA A9)
	%	Oppenheimer Global Securities Fund/VA (OGG E1)
	%	SCSM AllianceBernstein International Value Fund (3XX 3C)
	%	SCSM BlackRock International Index Fund (SBI ZA)
	%	SCSM BlackRock Small Cap Index Fund (VSC K5)
	%	SCSM Columbia Small Cap Value Fund (2XX 6M)
	%	SCSM Invesco Small Cap Growth Fund (1XX 6L)
	%	SCSM WMC Blue Chip Mid Cap Fund (S16 Y6)
	%	SCSM WMC Large Cap Growth Fund (LGF J2)
	%	Templeton Growth Securities Fund (FTG C1)]
	%	[Total (0%–70%)]

100%	Grand total of all categories in build your own portfolio must equal 100%.

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4 | Portfolio Rebalancing

If you selected a Living Benefit, your portfolio will be rebalanced automatically on a quarterly basis.

If you have not selected a Living Benefit, and would like portfolio rebalancing, please select your frequency below.

Quarterly	Semi-annually	Annually

5 | Other Options

If you’d like to participate in our Bank Draft program, please visit our website at [www.sunlifesales.com] for a complete list of forms.

6 | Customer Transfer Authorization

This section must be completed.
By checking “Yes” below, and to the extent permitted by the Distributor Firm of record on this contract, I/we hereby authorize the registered representative(s)/agent(s) of record on this contract, and any registered representative(s)/agent(s) of record servicing this account in the future, and his/her/their designees, to initiate by a means acceptable to Sun Life Insurance and Annuity Company of New York (hereinafter referred to as “the Company”) transfers among available sub-accounts, fixed guarantee periods and changes to investment allocations in this contract. I/we further understand and agree that the Company may terminate this authorization in its discretion at any time without prior notice, but in the absence of such termination, this authorization will remain in effect, unless the Company receives at its administrative office, in a form acceptable to the Company, notice from me/us, that such authority has been revoked, or acceptable proof of an Owner’s death.
If no option is selected, no authorization is granted.

Authorization to transfer funds on Custodian accounts is governed by your Firm’s Custodian Agreement regardless of option checked above.

7 | Customer Signature

This section must be completed.
By signing below, you authorize Sun Life Insurance and Annuity Company of New York to allocate your purchase payment to the investment options indicated on this form. You understand that your participation in any program selected will continue until we receive a written, signed request to cancel your participation. Your request should be sent to the address at the top of page 1.

Sign here	Signature of owner
Signed at (city/state)	Date signed (mm/dd/yyyy)
Sign here	Signature of co-owner
Signed at (city/state)	Date signed (mm/dd/yyyy)

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Annuity Service Center • P.O. Box 9133 • Wellesley Hills, MA 0248

1 800-447-7569 • www.sunlife.com/us

Get to know Sun Life Financial1

We understand your need for financial independence and security throughout your life.

Count on us—and take advantage of our more than 145 years
of consistent financial strength and a strong global presence.

Partner with us—and enjoy straightforward communications,
simple business transactions, and timely service that addresses your needs.

Grow with us—and tap into our broad array of innovative solutions for you, your family, and your business.

As a leading provider of annuities, employee benefits, life
insurance, and mutual funds, we are one of the oldest and largest financial services organizations worldwide.2

1.The Sun Life Financial group of companies operates under the “Sun Life Financial” name. Sun Life Financial Inc., the publicly traded holding company for the Sun Life Financial group of companies, is not an insurance company. In the United States and elsewhere, insurance products are offered by members of the Sun Life Financial group that are insurance companies. These insurance company subsidiaries offer products with guarantees and each company relies on its own financial strength and claims-paying ability.

2.Mutual funds are offered through MFS Investment Management.® Not all products are available in all firms.

©2011 Sun Life Insurance and Annuity Company of New York. All rights reserved. Sun Life Financial and the globe symbol are registered trademarks of Sun Life Assurance Company of Canada. Visit us at www.sunlife.com/us. NSSAP-1192